UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2004

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

200 SW Market Street, Suite 1900
Portland, Oregon 97201
(address of Principal Executive Offices)(Zip Code)

(503) 546-2491
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits.

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

Exhibit

99.1     Press Release

Item 9. Regulation FD Disclosure

        On July 13, 2004, Umpqua Holdings Corporation issued a press release announcing the promotion of David Edson to the position of President, Umpqua Bank Oregon. All information, including the press release attached as Exhibit 99.1, is not filed but considered furnished pursuant to Regulation FD.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION
(Registrant)

Dated: July 13, 2004	By: /s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contacts:
Lani Hayward	Charley Ciresi
Umpqua Bank	Lane Marketing
503-228-2117	503-546-7878
lanihayward@umpquabank.com	Charley@lanemarketing.com

UMPQUA BANK PROMOTES DAVID EDSON TO PRESIDENT,
UMPQUA BANK OREGON

PORTLAND, Ore. - July 13, 2004 - Umpqua Bank, a subsidiary of Umpqua Holdings Corporation (NASDAQ: UMPQ), has promoted David Edson to the position of president, Umpqua Bank Oregon. Edson will retain his current responsibilities as president of commercial banking as well as oversee retail banking and private client services in Oregon. Ray Davis continues to lead the organization as president and CEO of Umpqua Holdings Corporation.

"Throughout his time at Umpqua bank Dave has demonstrated the decision-making capabilities, visionary thinking and commitment to Umpqua's brand of banking that will drive our organization forward," said Ray Davis, Umpqua Holdings president and CEO. "Dave's promotion provides Umpqua with an increased level of focus in the Oregon market as we continue to grow from Sacramento to Seattle."

With more than 32 years of banking experience, Edson joined Umpqua Bank in 2002 as president of commercial banking. His responsibilities have included executive leadership of the bank's resources dedicated to the growth and development of business relationships. Prior to joining Umpqua, Edson served five years as president of Bank of America, Idaho.

Edson graduated with honors in business and economics from Albertson College of Idaho, and earned a Doctorate of Jurisprudence from Willamette University School of Law in Salem, Ore. He has held a number of prominent positions in the banking industry including past president of the Idaho Bankers Association and past chair of the ABA Government Relations Council. Throughout his career, he has been active in numerous civic and charitable organizations. Umpqua Holdings recently completed its acquisition of California-based Humboldt Bancorp and the merger of Humboldt's principal operating subsidiary, Humboldt Bank, into Umpqua Bank. Robert Daugherty, previously president and CEO of Humboldt Bancorp, is the president of Umpqua Bank California.

About Umpqua Bank

Umpqua Bank, headquartered in Roseburg, Ore., is a subsidiary of Umpqua Holdings Corporation (NASDAQ: UMPQ) and has 91 locations between Sacramento, Calif. and

Vancouver, Wash., and along the Oregon Coast and Central Oregon. Umpqua Bank was named #1 on "The 100 Best Companies to Work for in Oregon" large companies list for 2004 by Oregon Business Magazine. Umpqua Holdings also owns retail brokerage subsidiary Strand, Atkinson, Williams & York, Inc., which has 14 locations throughout Oregon and Southwest Washington and offers brokerage services within Umpqua Bank stores. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquabank.com.